Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Merrill Lynch Funds for Institutions Series and Master Institutional Money Market LLC (together, the “Registrants”), hereby certifies, to the best of his knowledge, that the Registrants’ Report on Form N-CSR for the period ended October 31, 2007, (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.

Date: December 19, 2007

____________________
Donald C. Burke, Chief Executive Officer (principal executive officer) of
Merrill Lynch Funds for Institutions Series and Master Institutional Money Market LLC

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Merrill Lynch Funds or Institutions Series and Master Institutional Money Market LLC (together, the “Registrants”), hereby certifies, to the best of his knowledge, that the Registrants’ Report on Form N-CSR for the period ended October 31, 2007, (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each Registrant.

Date: December 19, 2007

___________________
Neal J. Andrews, Chief Financial Officer (principal financial officer) of
Merrill Lynch Funds for Institutions Series and Master Institutional Money Market LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.